Exhibit 99.1

Mersana Therapeutics Announces Appointment of Allene Diaz to Board of Directors

CAMBRIDGE, Mass., March 11, 2021 -- Mersana Therapeutics, Inc. (Nasdaq: MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today announced the appointment of Allene Diaz to its board of directors.

“Allene’s breadth of knowledge in strategic product planning, portfolio management and commercialization of cancer therapeutics will be invaluable to Mersana as we focus on building UpRi as a foundational therapy for the treatment of ovarian cancer and building out our maturing pipeline of ADC candidates. With our growing portfolio of product candidates, the strategic choices we make to create differentiated product labeling and positioning are critical to our vision of discovering and developing life-changing ADC therapies for patients fighting cancer. We are excited to benefit from Allene’s experience in bringing transformational agents to patients waiting for new options,” said Anna Protopapas, President and Chief Executive Officer of Mersana Therapeutics.

Ms. Diaz has over thirty years of experience in the pharmaceutical industry most recently serving as Senior Vice President of R&D portfolio management and decision sciences at GlaxoSmithKline. She previously held senior strategic product planning and commercial roles at Tesaro and Merck KGaA. She has contributed to the development, launch and commercialization of multiple global cancer therapies. Earlier in her career she held roles of increasing responsibility at Amylin, Cancervax Corporation, Biogen, Pfizer and Parke-Davis Pharmaceuticals. Ms. Diaz is currently on the board of both BCLS Acquisition Corporation and Allena Pharmaceuticals, having previously served as a non-executive director at Erytech for three years before her current board positions. She holds a B.S. from Florida State University.

“I am drawn to Mersana’s novel and groundbreaking approach to treating patients with cancer. In particular, their lead candidate UpRi has demonstrated significant anti-tumor activity in heavily pre-treated patients with platinum-resistant ovarian cancer, many of whom have failed bevacizumab and PARP inhibitors,” said Ms. Diaz. “I am excited to join the board at this important juncture and to work with the Company to advance its pipeline of product candidates derived from its innovative ADC platforms.”

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company using its differentiated and proprietary ADC platforms to rapidly develop novel ADCs with optimal efficacy, safety and tolerability to meaningfully improve the lives of people fighting cancer. Mersana’s lead product candidate, upifitamab rilsodotin (UpRi), is a Dolaflexin ADC targeting NaPi2b and is in the expansion portion of a Phase 1 proof-of-concept clinical study in patients with ovarian cancer and NSCLC adenocarcinoma. XMT-1592, Mersana’s second ADC product candidate targeting NaPi2b-expressing tumors, was created using Mersana’s customizable and homogeneous Dolasynthen platform and is in the dose escalation portion of a Phase 1 proof-of-concept clinical study. The Company’s early-stage programs include XMT-1660, a Dolasynthen ADC targeting B7-H4, as well as XMT-2056, a STING-agonist ADC developed using the Company’s Immunosynthen platform. In addition, multiple partners are using Mersana’s Dolaflexin platform to advance their ADC pipelines.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of federal securities laws. These forward-looking statements are not statements of historical facts and are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company’s business strategy and the design, progression and timing of its clinical trials, the ability of the single-arm UPLIFT cohort to enable registration, and expectations regarding future clinical trial results based on data achieved to date, and the sufficiency of the Company’s cash on hand. Forward-looking statements generally can be identified by terms such as “aims,” “anticipates,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “on track,” “opportunity,” “plans,” “poised for,” “possible,” “potential,” “predicts,” “projects,” “promises to be,” “seeks,” “should,” “target,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. The Company’s operations involve risks and uncertainties, many of which are outside its control, and any one of which, or combination of which, could materially affect its results of operations and whether the forward-looking statements ultimately prove to be correct. Factors that may materially affect the Company’s results of operations and whether these forward-looking statements prove to be correct include, among other things, that preclinical testing or early clinical results may not be predictive of the results or success of ongoing or later preclinical or clinical studies, that the identification, development and testing of the Company’s product candidates and new platforms will take longer and/or cost more than planned, and that our clinical studies may not be initiated or completed on schedule, if at all, as well as those listed in the Company’s Annual Report on Form 10-K filed on February 26, 2021, with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings. In addition, while we expect that the COVID-19 pandemic might adversely affect the Company’s preclinical and clinical development efforts, business operations and financial results, the extent of the impact on the Company’s operations and the value of and market for the Company’s common stock will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, physical distancing and business closure requirements in the U.S. and in other countries, and the effectiveness of actions taken globally to contain and treat the disease. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

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Contact:

Investor & Media Contact
Sarah Carmody, 617-844-8577

scarmody@mersana.com